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                                                                     EXHIBIT 11
                    ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY

                        Computation Re Per Share Earnings

                                                                    Three months ended June 30,      Six months ended June 30,
                                                                   ------------------------------  ------------------------------
                                                                        1997            1996            1997            1996
                                                                   --------------  --------------  --------------  --------------
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Average shares outstanding:
   Primary:
     Common shares outstanding, beginning of period                    1,963,564       2,088,964       1,988,564       2,159,214
     Weighted average number of shares issued                                  -           1,444               -           7,833
     Weighted average number of shares acquired                          (25,977)              -         (26,516)        (58,735)
     Dilutive stock options and warrants, based on the
       treasury stock method using average market prices                       -          55,795               -          50,067
                                                                   --------------  --------------  --------------  --------------
         Total                                                         1,937,587       2,146,203       1,962,048       2,158,379
                                                                   ==============  ==============  ==============  ==============

   Fully Diluted:
     Common shares outstanding, beginning of period                    1,963,564       2,088,964       1,988,564       2,159,214
     Weighted average number of shares issued                                  -           1,444               -           7,833
     Weighted average number of shares acquired                          (25,977)              -         (26,516)        (58,735)
     Dilutive stock options and warrants, based on the treasury stock method using the market price at the end of the
       period if higher than the average market prices                         -          60,194               -          61,167
                                                                   --------------  --------------  --------------  --------------
         Total                                                         1,937,587       2,150,602       1,962,048       2,169,479
                                                                   ==============  ==============  ==============  ==============

Earnings:
   Earnings from continuing operations                             $     238,364   $     271,515   $     354,198   $     479,249
   Earnings from discontinued operations                                       -               -               -          21,545
                                                                   --------------  --------------  --------------  --------------
         Net earnings                                              $     238,364   $     271,515   $     354,198   $     500,794
                                                                   ==============  ==============  ==============  ==============

Primary earnings per common and common equivalent share:
     Earnings from continuing operations                           $         .12   $         .13   $         .18   $         .22
     Earnings from discontinued operations                                     -               -               -             .01
                                                                   --------------  --------------  --------------  --------------
         Net earnings                                              $         .12   $         .13   $         .18   $         .23
                                                                   ==============  ==============  ==============  ==============

Fully diluted earnings per common and common equivalent share:
     Earnings from continuing operations                           $         .12   $         .13   $         .18   $         .22
     Earnings from discontinued operations                                     -               -               -             .01
                                                                   --------------  --------------  --------------  --------------
         Net earnings                                              $         .12   $         .13   $         .18   $         .23
                                                                   ==============  ==============  ==============  ==============
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